Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Skywolf Wind Turbine Corp:

We consent to the inclusion in the Registration Statement of Skywolf Wind Turbine Corp. (the “Company”) on Form S-1 (No. 333-218013) and our report dated May 15, 2017, relating to our audit of the balance sheet as of December 31, 2016, and the statements of operations, stockholders' deficit and cash flows for the year then ended.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, CA
July 3, 2018